Exhibit 23.01

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Symantec Corporation:
We consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 333-07223, 333-18353, 333-39175, 333-71021, 333-47648, 333-52200, 333-81146, 333-102096, 333-119872, 333-126403, 333-140252, 333-141986, 333-148107, 333-155266, 333-170326, 333-175783, 333-179268,333-191889, 333-212847 and 333-216132) and Form S-3 (Nos. 333-127958, 333-127959, 333-139230, 333-169330, 333-211513 and 333-214054) of Symantec Corporation of our report dated May 19, 2017, with respect to the consolidated balance sheets of Symantec Corporation and subsidiaries as of March 31, 2017 and April 1, 2016, and the related consolidated statements of operations, comprehensive income (loss), stockholders’ equity, and cash flows for each of the years in the three-year period ended March 31, 2017, and the effectiveness of internal control over financial reporting of Symantec Corporation as of March 31, 2017, which report appears in the March 31, 2017 annual report on Form 10‑K of Symantec Corporation.
Our report dated May 19, 2017, on the effectiveness of internal control over financial reporting as of March 31, 2017, contains an explanatory paragraph that states that Symantec Corporation acquired Blue Coat, Inc. (Blue Coat) and LifeLock, Inc. (LifeLock), in August 2016 and February 2017, respectively, as discussed in Note 6 to the Consolidated Financial Statements. Management excluded from its assessment of the effectiveness of Symantec Corporation’s internal control over financial reporting as of March 31, 2017, Blue Coat’s internal control over financial reporting associated with consolidated total assets of approximately 4% and total consolidated revenues of approximately 11% and LifeLock’s internal control over financial reporting associated with consolidated total assets of approximately 2% and consolidated revenues of approximately 2%, included in the consolidated financial statements of Symantec Corporation and subsidiaries as of and for the year ended March 31, 2017. Our audit of internal control over financial reporting of Symantec Corporation also excluded an evaluation of the internal control over financial reporting of Blue Coat and LifeLock.

/s/ KPMG LLP
Santa Clara, California
May 19, 2017